Exhibit 99.1

Lazard Capital Markets Third Annual Life Sciences Conference November 28, 2006

Safe Harbor Statement This presentation contains forward-looking statements about Advanced Life Sciences Holdings, Inc., including statements regarding the clinical trials and regulatory pathway of cethromycin. Forward-looking statements represent our management’s judgment regarding future events. The Company does not undertake any obligations to update any forward-looking statements whether as a result of new information, future events or otherwise. Our actual results could differ materially from those discussed herein due to several factors including the success and timing of our clinical trials and our ability to obtain and maintain regulatory approval and labeling of our product candidates; our plans to develop and commercialize our product candidates; the loss of key scientific or management personnel; the size and growth of potential markets for our product candidates and our ability to serve those markets; regulatory developments in the U.S. and foreign countries; the rate and degree of market acceptance of any future products; the accuracy of our estimates regarding expenses, future revenues and capital requirements; our ability to obtain and maintain intellectual property protection for our product candidates; the successful development of our sales and marketing capabilities; the success of competing drugs that become available; and the performance of third party collaborators and manufacturers. These and additional risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission.

Advanced Life Sciences Overview Clinical stage biopharmaceutical company developing innovative drugs to treat life-threatening diseases Focusing on: Infectious diseases Inflammation Oncology

Investment Highlights Second generation ketolide antibiotic cethromycin in Phase III The right drug at the right time Designed to overcome emerging resistance Safety & efficacy suggestedin over 3,800 patients Pivotal phase III trials in CAP at 200 sites worldwide Market need for alternative ketolides with increased potency Opportunity for antibiotics that don’t cause “collateral damage” Deep clinical pipeline

Anti-melanoma drug Entering Phase I/II trials Anthrax inhibition Initiated Pre-NDA animal studies 2nd Generation ketolide antibiotic In pivotal Phase III clinical trials Clinical Pipeline Cethromycin ALS-357 Cethromycin

Spectrum of RTI Activity



Optimal RTI Spectrum of Activity
Penicillins (Augmentin)
Macrolides (Biaxin, Zithromax)
Fluoroquinolones (Levaquin)
Ketolides (Ketek)
Typicals
Atypicals & Intracellulars
Mac-R
Pen-R
FQ-R
RTI Gram-positive coverage
Non-RTI Gram-negative coverage

Ketolides are positioned to be selective first-line therapy for RTIs

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Macrolide and Penicillin Resistance Is Growing

S. Pneumoniae resistance rates approaching 40 – 60%



U.S. RTI pathogen resistance
S. Pneumoniae: Pen-R
S. Pneumoniae: Mac-R
% Resistance
100
90
80
70
60
50
40
30
20
10
0
1990
1995
2000
2005

Donald E. Low; Industry Analysis, Antimicrobial Resistance,
Mt. Sinai Hospital &
University of Toronto, 2000

Resistance is driving demand for alternative RTI therapies

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Need for Products that Overcome Resistance Antibiotic resistance in community acquired RTI is a $5 billion1 economic burden in the U.S. Cost of hospitalized CAP patients unresponsive to penicillins or macrolides is $15,0002 per patient vs. $200 office visit with prescription MCOs seek new antibiotics not associated with resistance to avoid cost of treatment failures 1”CARTI: New Opportunities for Effective Management”, Iannini, Paul, MD, Paladino, Joseph, PharmD, Kressel, Amy, MD, CPE Forum Vol.5 No. 1, February 2006 2”The Effect of Macrolide Resistance on the treatment of CARTI”; Low, Donald MD, Moellering, Robert, MD, File, Thomas, MD 45th ICAAC, December 2005 In over 25,000 clinical isolates from 42 countries over 5 years, close to 0% resistance to first marketed ketolide

Collateral Damage Rising Overuse of fluoroquinolones and cephalosporins have caused Increased incidence of clostridium difficile associated disease (CDAD) Class cross resistance Heavy GI side effects and may lead to decreased use of these drug classes for RTIs Ketolides may offer alternative that does not increase collateral damage

Ketolides block bacterial protein synthesis Ketolides were engineered to overcome resistance to Biaxin and Zithromax Ketolides: Mechanism of Action Ketolides tightly bind to two sites on ribosomal RNA

Designed to overcomeresistance No induction of resistance Potency advantage Selective/Gram-positive pathogens Broader RTI pathogen coverage Favorable safety profile Ketolides vs. Macrolides

Cethromycin Clinical Results± – Efficacy 72% (46/64) 88% (49/56) Bacteriological cure rate 86% (220/255) 90% (105/117) Clinical cure rate Ketek* – 10 Days 800 mg QD 5 Days** 300 mg QD Bronchitis 90% (68/76) 96% (22/23) Bacteriological cure rate 82% (223/273) 83% (70/84) Clinical cure rate Ketek* – 10 Days 800 mg QD 10 Days** 300 mg QD Sinusitis 90% (74/82) 92% (54/59) Bacteriological cure rate 91% (356/391) 92% (71/77) Clinical cure rate Ketek* – 10 Days 800 mg QD 7 Days** 300 mg QD CAP *Aventis Phase III data from Briefing Document for FDA Advisory Committee Meeting, March 2001 **Abbott Phase II Data ± Cethromycin has not been tested incomparator trialswith Ketek 300 mg QD has higher Cmax and AUC than 150 mg BID and 150 mg QD

Cethromycin Clinical Results - Safety Gastrointestinal side effects are comparable to macrolides Solid safety database with cethromycin tested in over 3,800 human subjects in 50 clinical studies No visual disturbance side effects observed to date Favorable hepatic and cardiac safety profile Less than 2% drop-out rate at 300 mg daily dosing Opportunity for safety differentiation vs. Ketek

Initial Focus On CAP CAP is gold standard for RTI and the 6th leading cause of death in U.S. Potent cethromycin activity against Streptococcus pneumoniae – most prevalent pathogen in CAP Increased cethromycin lung concentration boosts CAP effectiveness Clear regulatory pathway to approval in CAP New ATS/IDSA CAP guidelines may include ketolides as empiric therapy in outpatient setting Most rapid, cost effective path to successful market launch

Pivotal Phase III – To Treat CAPCethromycin (300 mg QD) VS. Biaxin (250 mg BID) Cethromycin (300 mg QD) VS. Biaxin (250 mg BID) Primary endpoint: Clinical cure rate 250 patients each arm 250 patients each arm 7 days 7 days

Phase III Clinical Trial Design Powered to demonstrate clinical cure rate non-inferiority endpoint using 95% confidence interval Secondary Endpoint: Bacteriological cure rate Two phase III, double-blind, randomized, global trials with approximately 200 clinical sites worldwide At each site, subjects will receive the treatment if they present with clinical signs and symptoms of CAP meet all the inclusion/exclusion criteria and must produce purulent sputum

Microbiological Evaluations

Trials are designed to maximize microbiologically evaluable patients

- Qualified sputum is cultured to identify
  - *S. pneumoniae, H. influenzae, M. catarrhalis, L. pneumophila, S. aureus, S. pyogenes*
- Acute and convalescent serology to detect
  - *L. pneumophila, M. pneumoniae and C. pneumoniae*
- Urine is assayed for *L. pneumophila* antigen

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Phase III Clinical Trial Timeline Update Enrollment is continuing Rigorous trial design and seasonality are titrating the flow of qualified patients Blinded data show promising clinical and bacteriological cure rates and favorable safety profile Changing regulatory landscape in the antibiotic space Recent FDA non-approvable letters regarding other RTI products guiding toward placebo controlled studies in sinusitis and bronchitis Need for sufficient numbers of patients in CAP to demonstrate bacterial eradication of targeted pathogens Upcoming FDA Advisory meeting regarding Ketek to assess risk/benefit analysis in various indications In light of these developments: We will keep our current trials open and assess the impact of regulatory developments to ensure that our data package is robust and conforms to current FDA expectations. We plan to use the full Northern Hemisphere CAP season to insure the appropriate database and now expect data to be reported in Q2, 2007. Building a robust NDA to meet current FDA guidelines

Milestones & Financial Resources 4Q ‘05 2Q ‘07 3Q ‘07 Phase III Clinical Trials Begin Phase III Clinical Trials Data NDA Submission/Partnership Secured 2Q ’08 NDA Approval, Product Launch Cash on hand as of September 30th was $32M Reduced burn rate of $5M expected in Q4 ‘06 Projected burn rate for 1H ’07 is $15M Adequate cash to get through data release

Antibiotic Market Overview Global market size is $26B growing to $32B in 2010 Resistance is driving demand for alternative therapies Industry Analysis, Infectious Diseases, Legg Mason Equity Research, Spring 2004 Macrolides and penicillins are losing effectiveness Macrolides$4.7BCephalosporins$7.3BOther$3.1BFluoroquinolones$6.2BPenicillins$4.7B

Projected Peak Sales Breakdown Total U.S. branded oral RTI market was $4.0B in 2004; macrolides had 60% market share in 2004 We are positioning Cethromycin to take market share primarily from macrolides and penicillins Lower price of generic macrolides may drive overuse and accelerate resistance We project potential for $400M peak sales in 2013 with CAP indication only $800M opportunity if approved by FDA for other RTI indications* Narrowing competitive field allowing increased share of voice * We are not currently pursuing approval in other RTI indications outside of CAP

Global Commercialization Strategy Establish extensive pre-marketing and bold launch Early focus on Managed Care Preferred Drug List adoption Publish and present key clinical findings Sponsor educational programs focused on resistance Co-promote with partner to reach PCP market Engage commercial partner in Europe and ROW U.S. Market Launch Ex-U.S. Market Launch Exclusive worldwide (ex-Japan) license from Abbott Laboratories to key patents that expire in 2016

Cethromycin Anthrax InhibitionNeed for novel agents with new mechanisms for bioterrorism protection Collaboration with USAMRIID Cethromycin exhibited superior potency in vitro vs. approved drugs against over 30 anthrax strains In vivo results demonstrated equivalence to Cipro, the current gold standard for post-inhalation anthrax prophylaxis Pre-NDA non-human primate study underway with Batelle under FDA’s “animal rule” to compare cethromycin to Cipro

Recently Completed Milestones Presented clinical data at ICAAC and IDSA in Fall, ‘06 Initiated pre-NDA animal studies for anthrax indication in July, ‘06 Engaged DSM and Cardinal as commercial manufacturing partners in May, ‘06 Completed $36M PIPE equity offering in March, ’06

Senior Management Team

Michael Flavin, Ph.D.	CEO	MediChem, Baxter	21 Years
John Flavin, M.B.A.	President	MediChem	15 Years
Richard Wieland, M.B.A.	EVP, CFO	MediChem, Fujisawa	36 Years
Ze-Qi Xu, Ph.D.	CSO	deCODE MediChem	17 Years
Suseelan Pookote, Ph.D.	EVP, Corporate Development	Monsanto	23 Years
David Eiznhamer, Ph.D.	VP, Biological Sciences	deCODE MediChem	20 Years

Experienced, independent Board of Directors
Prestigious Scientific Advisory Board

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Financial Summary 100% TOTAL 59% Institutions 6% Abbott Laboratories 35% Management (Fully Diluted) Common Stock Percent Ownership Beneficial Holder Ticker Nasdaq:ADLS Cash Balance (9/30/06) $32.0M Shares Outstanding 28.2M Share Price Range (52 WK) $2.31-$4.47 Average Daily Volume 58,300

Investment Highlights Second generation ketolide antibiotic cethromycin in Phase III The right drug at the right time Designed to overcome emerging resistance Safety & efficacy suggestedin over 3,800 patients Pivotal phase III trials in CAP at 200 sites worldwide Market need for alternative ketolides with increased potency Opportunity for antibiotics that don’t cause “collateral damage” Deep clinical pipeline

Lazard Capital Markets Third Annual Life Sciences Conference November 28, 2006